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                                                                    EXHIBIT 23.2

                 CONSENT OF WILSON SONSINI GOODRICH & ROSATI

        We consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.


September 18, 1998